UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 7, 2008

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York		10007
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 7, 2008, the Board of Directors of Verizon Communications Inc. (Verizon) approved the following amendments to Verizon’s Bylaws, effective as of February 7, 2008. Amendments to Article III, Section 3.03 specify a procedure by which a special meeting of shareholders shall be called by the Board upon the request of shareholders owning twenty-five percent (25%) or more of Verizon’s outstanding voting stock. Amendments to Article VI, Sections 6.01, 6.02 and 6.03 clarify procedures for the issuance and transfer of uncertificated securities and for the replacement of lost or stolen securities. This description is qualified in its entirety by reference to the text of the amended Bylaws filed as an exhibit to this Report.

Item 8.01. Other Events.

Attached as an exhibit is a press release dated February 7, 2008 issued by Verizon related to Verizon’s announcement that its Board of Directors has authorized a common stock repurchase of up to 100 million shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	February 8, 2008	/s/ Marianne Drost
Marianne Drost
Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
3b	Bylaws of Verizon Communications Inc. (Verizon) as amended, effective as of February 7, 2008

99	Attached as an exhibit is a press release dated February 7, 2008 issued by Verizon related to Verizon’s announcement that its Board of Directors authorized a common stock repurchase of up to 100 million shares.